Exhibit 5.1

September 9, 2013

Identive Group, Inc.

1900 Carnegie Avenue, Building B

Santa Ana, California 92705

Re:	Identive Group, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on September 9, 2013 by Identive Group, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) with respect to the registration for resale or other disposition, on a delayed or continuous basis, of up to 19,689,026 shares of common stock, par value $0.001 per share, of the Company (the “Shares”) by the selling stockholders named therein (the “Selling Stockholders”). The Shares are issuable upon the exercise of outstanding warrants of the Company (the “Warrants”).

We are acting as counsel for the Company in connection with the registration for resale of the Shares. With respect to the opinions set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A.	The Fourth Amended and Restated Certificate of Incorporation of the Company, as amended to date;

B.	The Amended and Restated Bylaws of the Company, as amended to date;

C.	The Registration Statement;

D.	The resolutions of the Board of Directors of the Company and the Pricing Committee appointed thereby relating to the approval of the filing of the Registration Statement and transactions in connection therewith, as provided to us by the Company; and

E.	Such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of originals or such latter documents. No opinion is expressed herein as to the qualification of the Shares under any securities or blue sky laws of any state or any foreign jurisdiction.

Identive Group, Inc.

September 9, 2013

We express no opinion as to the laws of any state or other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws).

Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued by the Company against payment therefor as contemplated by the Warrants, will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares by the Selling Stockholders while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinion set forth herein.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement filed as of the date in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP